Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-295701 on Form S-1 of our report dated May 26, 2026, relating to the financial statements of Quantinuum Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ Deloitte & Touche LLP
Charlotte, North Carolina
May 26, 2026